UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 29, 2008

CONSOLIDATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Parkway, Suite 225

Henderson, NV 89014

(Address of principal executive offices)

Registrant’s telephone number, including area code  (702) 614-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Effective March 31, 2008, Consolidation Services, Inc. (the “Company” or “CSI”) entered into an Option Oil, Gas and Mineral Agreement (the “Option Agreement”) with Eastern Kentucky Land Corporation, a Kentucky corporation (“EK”), which provides that the Company shall have until October 1, 2008 (the “Option Period”) to close the Oil, Gas and Mineral Agreement, attached as Exhibit A to the Option Agreement (the “Rights Agreement”).  CSI may exercise the option to close the Rights Agreement at any time during the six month Option Period.

Under the Rights Agreement, CSI shall acquire all right, title and interest in the oil, gas and other minerals, except for the $0.30 per ton coal rights retained by EK (the “Rights”), on that certain property (the “Property”) owned by Buckhorn Resources LLC, a Kentucky limited liability company (“BR”), which Property and CSI’s interest therein are more fully described in the Company’s Current Report on Form 8-K, filed with the Commission on March 31, 2008.  The Rights Agreement was entered into between CSI and EK on March 29, 2008, and provided for the purchase of the Rights, allowing only for time to prepare the necessary documentation to transfer the Rights thereunder before the closing of the transaction. The total consideration under the Rights Agreement consists of: (i) payment of $200,000 in cash at the closing; and (ii) $800,000 through the issuance of 415,584 shares of unregistered common stock of CSI at closing (the “Shares”), at a price of $1.925 per share, which is based on the average closing price of CSI common stock for the ten day trading period ending March 20, 2008, as reported on the OTCBB (the “Market Price”).  The Shares are subject to a lock-up/leak-out agreement permitting weekly sales of up to 7,992 Shares, commencing on April 1, 2009.  CSI will guarantee payment of the $800,000 value of the Shares as long as the Shares are sold in accordance with the terms of the lock-up.  Any sales proceeds in excess of $4.81 per share shall be paid to CSI.

The Option Agreement extended the time to close on the Rights Agreement to allow for CSI’s performance of due diligence activities in connection therewith, while allowing CSI to retain the agreed upon financial and other terms existing under the Rights Agreement.  The total consideration under the Option Agreement is as follows: CSI shall pay EK $20,000 by April 8, 2008 and an additional $5,000 on the first day of each succeeding month during the Option Period, up to five months, with all monies that are paid by CSI to EK during the Option Period to be credited against the $200,000 due at the closing of the Rights Agreement.  In the event CSI terminates the Option Agreement and the Rights Agreement, EK shall retain all monies owed and paid by CSI under the Option Agreement through the date of the termination.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

*99.1

Option Oil, Gas and Mineral Agreement, dated March 31, 2008, by and among Consolidation Services, Inc. and Eastern Kentucky Land Corporation (the “Option Agreement”), with the Oil, Gas and Mineral Agreement, dated March 29, 2008, by and among Consolidation Services, Inc. and Eastern Kentucky Land Corporation (the “Rights Agreement”), attached as Exhibit A to the Option Agreement.

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATION SERVICES, INC.

Dated:  April 2, 2008

By: /s/ Johnny R. Thomas

Name:  Johnny R. Thomas

Title:  Chief Executive Officer and President

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